WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

QUANTUM SOLAR POWER CORP.

A NEVADA CORPORATION

The undersigned Directors, being all the Directors of QUANTUM SOLAR POWER CORP., a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

Resignation of Officer and Director

WHEREAS, the Company has received the resignation of Desmond Ross as president and CEO and a director of the Corporation.

RESOLVED, that the number of directors of the Corporation remain at two directors to, to serve until the next annual meeting of the shareholders or until removed or other action as allowed by the corporate bylaws.

Dated as of the 4th day of January 2010.

The undersigned, being all the Directors of QUANTUM SOLAR POWER CORP., waives the required notice of meeting and consents to all actions taken hereby. Additionally, execution of this resolution is acceptable in counterparts in accordance with the Company’s By-Laws.

/s/ Desmond Ross

_____________________

Desmond Ross

President

/s/ Graham Hughes

_____________________

Graham Hughes

Secretary, Treasurer